UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

ABRDN PALLADIUM ETF TRUST

(Exact name of registrant as specified in its charter)

New York	001-34589	26-4733157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o abrdn ETFs Sponsor LLC 1900 Market Street, Suite 200 Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(844) 383-7289
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
abrdn Physical Palladium Shares ETF	PALL	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Forward Share Split

On April 22, 2026, a press release was issued announcing a 5-for-1 forward share split (the “Split”) of the abrdn Physical Palladium Shares ETF (the “Shares”) issued by the abrdn Palladium ETF Trust (the “Registrant”).

The Split will apply to shareholders of record as of the close of the markets on May 14, 2026, and will be payable after the close of the markets on May 15, 2026. The Split will be effective prior to the market open on May 18, 2026, when the Shares of the Registrant will trade at their post-Split prices. The ticker symbol and CUSIP number for the Shares will not change.

The Split will decrease the price per Share of the Registrant with a proportionate increase in the number of Shares outstanding. In the 5-for-1 Split, shareholders will receive five post-Split Shares for every Share held of record as of the close of the markets on May 14, 2026. The post-Split Shares will be priced at one-fifth the net asset value (“NAV”) of a pre-Split Share.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated April 22, 2026

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRDN PALLADIUM ETF TRUST

By: abrdn ETFs Sponsor LLC,
Sponsor of the abrdn Palladium ETF Trust

Date: April 22, 2026	By:	/s/ Sharon Ferrari
Sharon Ferrari
Chief Financial Officer and Treasurer*

*	The Registrant is a trust and Ms. Ferrari is signing in her capacities as officer of abrdn ETFs Sponsor LLC, the Sponsor of the Registrant.